EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference to Amendment No. 1 in this Registration Statement on Form S-3 of our report dated December 5, 2003 relating to the financial statements and financial statement schedules, which appears in Electronic Clearing House Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP


Los Angeles, California
December 24, 2003